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Exhibit 10.3

U.S. SHIPPING PARTNERS L.P.
LONG-TERM INCENTIVE PLAN

        SECTION 1.    Purpose of the Plan.

        The U.S. Shipping Partners L.P. Long-Term Incentive Plan (the "Plan") is intended to promote the interests of U.S. Shipping Partners L.P., a Delaware limited partnership (the "Partnership"), by providing to employees, consultants, and directors of US Shipping General Partner LLC, a Delaware limited liability company (the "Company"), and its Affiliates who perform services for the Partnership and its subsidiaries incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

        SECTION 2.    Definitions.

        As used in the Plan, the following terms shall have the meanings set forth below:

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Award" means an Option, Restricted Unit, Phantom Unit, Unit Appreciation Right or Other Unit-Based Award granted under the Plan, and shall include any tandem DERs granted with respect to a Phantom Unit.

        "Award Agreement" means the written agreement by which an Award shall be evidenced.

        "Board" means the Board of Directors of the Company.

        "Committee" means the Compensation Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan.

        "Consultant" means an individual who performs services for the Partnership and is not an Employee or a Director.

        "DER" means a contingent right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to, and at the same time as, the cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.

        "Director" means a member of the Board who is not an Employee.

        "Employee" means any employee of the Company or an Affiliate who performs services for the Partnership.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, unless otherwise determined by the Committee or other applicable law, the closing sales price of a Unit on the date of determination (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

        "Other-Unit Based Awards" means Awards granted to Participants under Section 6(d).

        "Participant" means any Employee, Consultant or Director granted an Award under the Plan.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Phantom Unit" means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

        "Restricted Period" means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

        "Restricted Unit" means a Unit granted under the Plan that is subject to a Restricted Period.

        "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "SEC" means the Securities and Exchange Commission, or any successor thereto.

        "UDR" means a distribution made by the Partnership with respect to a Restricted Unit.

        "Unit" means a Common Unit of the Partnership.

        "Unit Appreciation Right" means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Units as determined by the Committee in its discretion.

        SECTION 3.    Administration.

        The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the "Committee", other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or who is a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons.

        SECTION 4.    Units.

        (a)    Limits on Units Deliverable.    Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be issued under the Plan is                        . However, there shall not be any limitation on the number of Awards that may be granted and paid in cash. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination, or cancellation, shall again be available for issuance under the Plan.

        (b)    Sources of Units Deliverable Under Awards.    Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing.

        (c)    Adjustments.    In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the maximum number and type of Units (or other securities or property) that may be issued under the Plan, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder in cancellation of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

        SECTION 5.    Eligibility.

        Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

        SECTION 6.    Awards.

        (a)    Options.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i)    Exercise Price.    The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and may be equal to or more than its Fair Market Value as of the date of grant.

          (ii)    Time and Method of Exercise.    The Committee shall determine the Restricted Period, i.e., the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a "cashless-broker" exercise through procedures approved by the Company, other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

          (iii)    Forfeiture.    Except as otherwise provided in the terms of the Option grant, upon termination of a Participant's employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant unless otherwise provided in a written agreement between the Participant and the Company or its affiliates. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Options.

        (b)    Restricted Units and Phantom Units.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the duration of the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Phantom Units.

          (i)    DERs.    To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

          (ii)    UDRs.    To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.

          (iii)    Forfeitures.    Except as otherwise provided in the terms of the Restricted Units or Phantom Units grant, upon termination of a Participant's employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination unless otherwise provided in a written agreement between the Participant and the Company or its Affiliates. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Restricted Units and/or Phantom Units.

          (iv)    Lapse of Restrictions.

            (A)    Phantom Units.    Unless a different payment time is specified in the Award Agreement, upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

            (B)    Restricted Units.    Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his Unit certificate so that the Participant then holds an unrestricted Unit.

        (c)    Unit Appreciation Rights.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i)    Exercise Price.    The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted and may be equal to or more than its Fair Market Value as of the date of grant.

          (ii)    Time of Exercise.    The Committee shall determine the Restricted Period, i.e., the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals.

          (iii)    Forfeitures.    Except as otherwise provided in the terms of the Unit Appreciation Right grant, upon termination of a Participant's employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Unit Appreciation Rights.

        (d)    Other Unit-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units or factors that may influence the value of Units, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or business units thereof or any other factors designated by the Committee, and Awards valued by reference to value of securities of or the performance of specified Affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(d) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(d).

        (e)    General.

          (i)    Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (ii)    Limits on Transfer of Awards.

            (A)    Except as provided in (C) below or as provided in the Award Agreement, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

            (B)    Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.

            (C)    To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right grant, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

          (iii)    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee.

          (iv)    Unit Certificates.    All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (v)    Consideration for Grants.    Awards may be granted for such consideration, including services, as the Committee determines.

          (vi)    Delivery of Units or other Securities and Payment by Participant of Consideration.    Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless broker exercises with simultaneous sale, or any combination thereof; provided, however, that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award Agreement.

        SECTION 7.    Amendment and Termination.

        Except to the extent prohibited by applicable law:

          (a)    Amendment and Termination of the Plan.    Subject to applicable stock exchange requirements and Section 7(b) below, the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Person.

          (b)    Amendments to Awards.    Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

          (c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or such Award.

        SECTION 8.    General Provisions.

        (a)    No Rights to Award.    No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

        (b)    Tax Withholding.    The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

        (c)    No Right to Employment or Services.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue as a Consultant, or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

        (d)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

        (e)    Severability.    If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (f)    Other Laws.    The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

        (g)    Certain Limitations Relating to Accounting Treatment of Awards.    At any time that Awards are accounted for under Accounting Principles Board Opinion 25 ("APB 25"'), the Committee intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award Agreement would result, under APB 25, in "variable" accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee. This provision shall cease to be effective if and at such time that Awards are no longer accounted for under APB 25.

        (h)    Right of Setoff.    The Partnership or any Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Partnership or any Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Partnership or any Affiliate, although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 8(h).

        (i)    No Trust or Fund Created.    Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

        (j)    No Fractional Units.    No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (k)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (l)    Facility Payment.    Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

        (m)    Participation by Affiliates.    In making Awards to Consultants and Employees employed by an entity other than by the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid to Consultants and Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

        (o)    Gender and Number.    Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

        SECTION 9.    Term of the Plan.

        The Plan shall be effective on the date of its approval by the Board and shall continue until the earlier of the date terminated by the Board, the date Units are no longer available for issuance under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

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  Exhibit 10.3